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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in Form S-8 (Registration No. 333-07295) pertaining to the 1993 Stock Option Plan and 1998 Employee Stock Purchase Plan, Form S-3 (No. 333-58303) and the Post-Effective Amendment No. 3 on Form S-3 to Form SB-2 (Form SB-2 No. 333-476-LA) for the registration of 4,724,302 shares of common stock of our report dated March 25, 1999, with respect to the consolidated financial statements of SuperGen, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          ERNST & YOUNG LLP

Palo Alto, California
March 25, 1999